Exhibit 99(h)(11-a)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
This Third Amendment to Participation Agreement (“Amendment”), effective December 1, 2020, is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”), Legg Mason Partners Fund Advisor, LLC (the “Adviser”) and The Lincoln National Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2013, as amended (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.	Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

2.
Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

Legg Mason Investor Services, LLC DocuSigned By: Jeremy O'Shea Name: Jeremy O'Shea Title:COO US Distribution Date: 1/22/2021	The Lincoln National Life Insurance Company By: /s/ Jayson R. Bronchetti Name: Jayson R. Bronchetti Title: Senior Vice President Date: January 14, 2021

Legg Mason Partners Variable Equity Trust
DocuSigned by:
By: /s/ Jane Trust
Name:Jane Trust
Title:   President & CEO
Date:1/25/2021

  Legg Mason Partners Variable Income Trust
DocuSigned by:
By: /s/ Jane Trust
Name:Jane Trust
Title:   President & CEO
Date:1/25/2021

Legg Mason Partners Fund Advisor, LLC

DocuSigned by:
By: /s/ Jane Trust
Name:Jane Trust
Title:   President & CEO
Date:1/25/2021

Schedule A Separate Accounts

Separate Accounts
Lincoln Life Flexible Premium Variable Life Account M
Lincoln Life Flexible Premium Variable Life Account S
Lincoln Life Flexible Premium Variable Life Account Z
Lincoln Life Variable Annuity Account N